EXHIBIT 99.2

CINEDIGM TO ACQUIRE GAIAM, INC.’S ENTERTAINMENT UNIT,
A MULTI-PLATFORM CONTENT LICENSOR AND DISTRIBUTOR

Accretive acquisition positions Cinedigm as the market leader for independent film, TV and digital content distribution for every key entertainment platform, retailer and device, across theatrical, the home and mobile

$51.5 million acquisition, projected to generate more than $15 million of EBITDA annually, is expected to close next week

(Century City, CA and New York City, NY; October 17, 2013) – Cinedigm Corp. (NASDAQ: CIDM) (“Cinedigm” or the “Company”) today announced it has agreed to acquire Gaiam, Inc.’s (NASDAQ: GAIA) entertainment unit, known as “GVE,” a leading distributor of home entertainment brands and content, for $51.5 million. Gaiam will retain its health and fitness media business.  Cinedigm’s acquisition of GVE positions the Company as the market leader for independent film, TV and digital content distribution on every key entertainment platform, retailer and device across theatrical, the home and mobile. This accretive acquisition is expected to add more than $15 million of annual EBITDA to Cinedigm’s financial results.

When combined, Cinedigm and GVE will have:

•	A market position as the largest aggregator and distributor of independent content and the fourth largest distributor of non-theatrical DVD’s and Blu-Ray discs in the U.S.

•	Annual retail sales exceeding $320 million from both physical products and digital sales;

•	Exclusive, multi-year relationships with a wide range of brand name content suppliers, including WWE, NFL, Hallmark, National Geographic, Discovery, Scholastic and The Jim Henson Company;

•	Direct sales and marketing relationships with almost every major physical and digital retailer, including Wal-Mart, Target, iTunes, Netflix and Amazon;

•	A huge library of digital distribution rights for independent films, TV series and other content that includes more than 32,000 titles and episodes

•	The largest physical retail footprint of any independent studio distributor in the United States, with products sold through over 60,000 retail locations; and,

•	Strong, experienced corporate and operating management bolstered by the addition of many key GVE employees.

Cinedigm has agreed to acquire GVE for $51.5 million, subject to working capital adjustments. The acquisition will be financed through a combination of: (i) a new $55 million senior-secured credit facility arranged and led by Société Générale Corporate and Investment Banking that includes a $25 million 3-year term loan funded at closing and an up to $30 million revolving credit facility of which $15 million will be drawn at closing; (ii) an up to $5 million subordinated 5-year loan facility; (iii) $3 million of restricted Cinedigm stock of which $1 million was issued to Gaiam and $2 million was purchased by an existing shareholder; (iv) an up to $13.0 million underwritten public offering of common stock, inclusive of an up to $1.5 million over-allotment, with B. Riley & Co., LLC and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB:NHLD), acting as co-lead managers. The acquisition is expected to close October 21, 2013.  Blackstone Advisory Partners L.P. acted as financial advisor to the Company in connection with the acquisition of GVE and Merriman Capital acted as capital markets advisor for the equity offering.  Please see our separate press release on the underwritten public offering.

“This acquisition of GVE gives Cinedigm immediate scale and leverage across the entire entertainment value chain.  The combination of GVE’s deep stable of consumer-friendly brands and unique direct retail relationships – paired with Cinedigm’s tremendous strength in the rapidly evolving digital distribution space as well as our theatrical releasing and over-the-top network businesses -- creates a powerful and game-changing entity poised to take full advantage of the content distribution revolution,” said Cinedigm Chairman and CEO Chris McGurk.  “This accretive acquisition fully complements our existing businesses, while providing immediate scale, EBITDA, cash flow, cost and revenue synergies, strong new management and tremendous opportunities for further growth.”

Adam Mizel, Cinedigm Chief Operating Officer and CFO, added: “Our efforts over the last 2 years to transform Cinedigm and completely refinance our balance sheet were designed in part to prepare us for a smart, accretive acquisition like GVE that would leverage our strong position in the digital entertainment revolution and dramatically accelerate our growth strategy. The $51.5 purchase price represents a multiple of approximately 3.3 times GVE’s 2013 estimated adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  We are particularly appreciative of the support we have received from our long term lead lender Société Générale as well as the support in our equity offering from many of our largest shareholders and our underwriting partners and advisors at B. Riley, National Securities and Merriman Capital”

Effective immediately GVE President Bill Sondheim will become President of Cinedigm’s Entertainment Group (CEG), and will report to Chris McGurk and Adam Mizel.

Bill Sondheim added, “I am excited to be joining Cinedigm as the new President of our combined entertainment operations.  I have known Chris for many years, having previously worked for him at Polygram Entertainment, and look forward to growing Cinedigm’s entertainment business with him and the entire Cinedigm team.  Cinedigm’s industry-leading digital platform, film releasing business and emerging networks initiative, enhanced by GVE’s direct physical goods, digital platform, retail relationships and brands, will make CEG an even more powerful and unique competitor in our evolving industry.”

Second Half Fiscal 2014 Outlook

The combined company is expected to produce strong financial results with Second Half Fiscal Year 2014 guidance of total consolidated revenues at $84.0-$86.0 million and consolidated EBITDA of $41.0-$42.0 million. Total Second Half Fiscal Year 2014 non-deployment revenues are forecast at $59.0-$61.0 million and EBITDA of $17.0-$18.0 million. Total Second Half Fiscal Year 2014 CEG revenues are forecast at $52.0-$54.0 million and EBITDA of $12.5-13.5 million.

Quarter 2 Fiscal 2014 Outlook

Cinedigm will announce Second Quarter Fiscal Year 2014 results in mid-November and is providing preliminary financial results of consolidated revenues of $22.0-$23.0 million and consolidated EBITDA of $10.0-$11.0 million, as well as non-deployment revenues of $10.0-$11.0 million and EBITDA of ($1.0-$1.6) million.  The Company experienced continued growth even with timing delays in both DVD shipments and subscription VOD revenue recognition reducing net revenue and EBITDA by approximately $0.7M and $0.6M, respectively.  CEG results also include $1.4 million of pre-releasing expenses in the quarter from 8 theatrical releases and $3 million year-to-date.

Investor Call

Cinedigm will host a conference call for investors tomorrow, Friday October 18, 2013, at 10:30 am EDT.  The live call will be available by telephone by dialing 1-877-754-5303 for domestic callers or 1-678-894-3030 for international caller and entering conference call ID 88482352.  The conference call and accompanying slides will also be broadcast live over the Internet and can be accessed at http://www.media-server.com/m/p/8wje7qu2 or at Cinedigm’s website in the Investor Section under Events and Presentations.

A telephonic replay of the conference will be available beginning October 18, 2013, at  1:30 p.m. EDT, through October 25, 2013, at 11:59 p.m. EDT. To access the replay, dial (855) 859-2056  (U.S.), and use passcode 88482352. International callers should dial (404) 537-3406 and enter the same conference ID number.

ABOUT CINEDIGM:
Over the past decade, Cinedigm has led the digital distribution revolution that continues to transform the media landscape. In addition to its pioneering role in transitioning movie theatres from traditional film prints to digital distribution, Cinedigm continues to advance worldwide cinema modernization with its suite of software products allowing exhibitors and distributors to manage their newly digital businesses with efficiency, insight and certainty. And, as the leading distributor of independent content in the world, Cinedigm collaborates with producers and the exhibition community with unequalled transparency to market, source, curate and distribute quality content across all digital platforms to targeted and profitable audiences. The company’s library of over 5,000 titles includes award-winning documentaries from Docurama Films®, next-gen indies from Flatiron Film Company® and acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Film. Cinedigm is proud to distribute many Oscar®-nominated films including THE INVISIBLE WAR, HELL AND BACK AGAIN, GASLAND, WASTE LAND and PARADISE LOST 3: PURGATORY.

Current and upcoming CEG releases include Destin Daniel Cretton’s SHORT TERM 12, Godfrey Reggio’s VISITORS, Penny Lane’s OUR NIXON and Shaul Schwarz’s NARCO CULTURA.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Digital Cinema Corp www.cinedigm.com. [CIDM-E]

ABOUT GAIAM, INC.’S ENTERTAINMENT UNIT (KNOWN AS GVE)

Gaiam, Inc.’s entertainment unit, GVE, is a leading producer, distributor and marketer of entertainment media. With content focused on entertainment programming, GVE provides sales, marketing and distribution services to many of the home entertainment industry's most prestigious brands, including Discovery Communications, Hallmark Channel, NFL Films, National Geographic, Marvel Animation, Shout Factory, Televisa, and World Wrestling Entertainment.

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Cinedigm Public Relations:
MBC
Maggie Begley
Maggie@mbcprinc.com
310-390-0101

Cinedigm Investor Relations:
Jill Newhouse Calcaterra
jcalcaterra@cinedigm.com
424/281-5417